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                            REVOLVING LINE OF CREDIT
                                PROMISSORY NOTE


$10,000,000.00                  Atlanta, Georgia               September__, 1998


                  FOR VALUE RECEIVED, the undersigned, THE WMA CORPORATION, a Delaware corporation (hereinafter referred to as the "Maker"), promise to pay to the order of MONEY SERVICES, INC., a Delaware corporation (hereinafter referred to as "Payee"; Payee, and any subsequent holder hereof, being hereinafter referred to as "Holder"), without grace, at the office of Payee at 4333 Edgewood Road, N. E., Cedar Rapids, Iowa 52499, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of Ten Million and No/100 ($10,000,000.00) Dollars, or such other lesser amounts as shall be noted on the attached Schedule of Loans and Payments of Principal pursuant to the authority set forth in this Note, together with simple interest on so much thereof as is from time to time outstanding and unpaid, from the date hereof, at the rate of eight (8%) percent per annum, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Such principal and interest to be paid in the following manner, to wit:

                  The entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full on January 31, 1998.

                  This Note is issued pursuant to that certain Revolving Line of Credit Agreement dated of even date herewith by and between Maker and Holder (the "Loan Agreement") and is entitled to the benefits and is subject to the provisions of the Loan Agreement; provided, however, nothing contained in the Loan Agreement is intended or should be construed to modify, affect or impair the provisions of this Note. Pursuant to the terms of the Loan Agreement, Maker shall have the right to borrow amounts not to exceed at any one time in the aggregate, the sum of Ten Million and No/100 ($10,000,000.00) Dollars.

                  This Note may be prepaid in whole or in part without penalty or prepayment premium.

                  It is hereby expressly agreed that should any default be made in the payment of principal or interest as stipulated above, that interest shall accrue on the outstanding principal balance of this Note and for so long as such default continues at the rate of ten (10%) percent per annum.
Time is of the essence of this Note.

                  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.



Promissory Note                                                                1
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                  If for any circumstances whatsoever, fulfillment of any
provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

                  This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Iowa. Borrower hereby submits to the jurisdiction of the courts of the State of Iowa with respect to any legal action which may be brought to Lender hereunder.

                  IN WITNESS WHEREOF, Maker has caused this Note to be executed under Seal on the date first above written.


                                     MAKER:

                                     THE WMA CORPORATION
                                     a Delaware corporation

                                     By:
                                        ---------------------------------
                                     Name: Thomas W. Montgomery
                                           ------------------------------
                                     Title: Executive Vice President
                                            -----------------------------


                                                (Corporate Seal)



Promissory Note                                                           Page 2